UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603, Palm Beach, FL (Address of Principal Executive Offices)		33410 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.75% Notes due 2028	GECCZ	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2024, Great Elm Capital Corp. (the “Company”), Green SPE, LLC (“Green”), Crown LB, LLC (“Crown”) and CLO Formation JV, LLC (the “JV”) entered into a Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of the JV, pursuant to which the Company owns 71.25% of the membership interests in the JV, Green owns 23.75% of the membership interests in the JV and Crown owns 5.0% of the membership interests in the JV. The JV was formed to make investments in collateralized loan obligation entities and related warehouse facilities.

The foregoing description of the terms of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement. The LLC Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*#	Second Amended and Restated Limited Liability Company Agreement of CLO Formation JV, LLC dated as of August 20, 2024
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

*  Certain portions of this exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

#  Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: August 22, 2024	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Chief Financial Officer